                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of the day immediately preceding the effective date of the initial public offering of securities of International Plastic Technologies, Inc. (the "Effective Date"), among International Plastic Technologies, Inc., a Delaware corporation ("IPT"), Compact Disc Packaging Corp., a Delaware corporation ("Compact Disc"), and David Kassel, Robert Gillings and David Cowan (collectively the "Shareholders").

1.       PLAN OF REORGANIZATION

         Kassel, Gillings and Cowan are the owners of one hundred (100%) percent of the issued and outstanding shares of stock of Compact Disc, which consists of five hundred (500) shares of common stock with a par value of $.01 per share. It is the intention of Kassel, Gillings and Cowan that each of the shareholders signing at the foot of this agreement (provided such signing shareholders represent eighty (80%) percent or more of the total shares of Compact Disc) shall exchange with IPT shares of Compact Disc for common shares of IPT (the "Reorganization").

2.       EXCHANGE OF SHARES

         Each of the shareholders signing at the foot of this agreement (provided such signing shareholders represent eighty (80%) percent or more of the voting shares of Compact Disc) shall exchange with IPT shares of Compact Disc for common shares of IPT. The following number of shares of IPT will, on the closing date, as hereinafter defined, be delivered to the individual Shareholders in exchange for their Compact Disc shares as set forth below:

Shareholder                No. of Shares of                No. of Shares of IPT
                           Compact Disc                    to be Issued

Kassel                              225                    200,000
Gillings                            225                    200,000
Cowan                                50                     45,000


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Such shares shall be issued in certificates of such denominations, amounts, and names as may be requested by the respective Shareholders. The Shareholders represent and warrant that they will hold such common shares of IPT for investment purpose only.

3.       DELIVERY OF SHARES

         On the closing date, the Shareholders will deliver certificates for the shares of Compact Disc duly endorsed so as to make IPT the sole owner thereof, free and clear of all claims and encumbrances; and on such closing date, delivery of the common shares of IPT, on which documentary stamp taxes will have been paid by IPT, will be made to the Shareholders as above set forth.


4.       CLOSING

         The closing of the reorganization shall take place at the offices of Koerner Silberberg & Weiner, LLP, 112 Madison Avenue, New York, New York 10016 on the Effective Date (the "Closing").

5.       REPRESENTATIONS OF SHAREHOLDERS

         The Shareholders represent and warrant as follows:

         (a) As of the closing date they will be the sole owners of the shares appearing of record in their names; such shares will be free from claims, liens, or other encumbrances; and they will have the unqualified right to transfer such shares.

         (b) The shares constitute validly issued shares of Compact Disc, fully paid and nonassessable.

         (c) As of the closing date, Compact Disc will be in good standing as a Delaware corporation.

         (d) The Shareholders represent and warrant (i) that the shares to be acquired pursuant to this Agreement will be acquired for his or her own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not be disposed of in contravention of the Securities Act or this

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Agreement; (ii) that he or she is able to bear the economic risk of an investment in the shares for an indefinite period of time inasmuch as the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) that he or she has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the shares and has had full access to such other information concerning IPT and its subsidiaries as he or she has requested.

6.       REPRESENTATIONS OF ACQUIRING CORPORATION

         IPT represents and warrants as follows:

         (a) As of the closing date, the IPT shares to be delivered to the Shareholders will constitute the valid and legally issued shares of IPT, fully paid and nonassessable, and will be legally equivalent in all respects to the common share of stock of IPT issued and outstanding as of the date of the closing.

         (b) The officers of IPT are duly authorized to execute this agreement.

         (c) There are no substantial liabilities, either fixed or contingent of

IPT other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of IPT as of the closing date.

         (d) IPT is not involved in any pending litigation or governmental investigation or proceeding.

         (e) As of the closing date, IPT will be in good standing as a Delaware corporation.

         (f) The shares of Compact Disc are being acquired by IPT as an investment, and there is no present intention on the part of IPT to dispose of such shares.

7.       PROHIBITED ACTS

         Compact Disc agrees not to do any of the following things prior to the closing date, and the Shareholders agree that prior to the closing date they will not request or permit Compact Disc to do any of the following things:

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                  (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its shares;

                  (b) Issue any shares or other securities, including any right or option to purchase or otherwise acquire any of its shares, or issue any notes or other evidences of indebtedness not in the usual course of business;

8.       DELIVERY OF RECORDS

         The Shareholders agree that on or before the closing date they will cause to be delivered to IPT such corporate records or other documents of Compact Disc as IPT may request.

9.       INVESTIGATIONS; SURVIVAL OF WARRANTIES

         The respective representations and warranties of Compact Disc and IPT contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party to the agreement. Each and every such representation and warranty shall expire and be terminated and extinguished on the first anniversary of the Reorganization.

10.      NOTICES

         All notices and other communications shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):


                  (a)      if to IPT to:

                                    International Plastic Technologies, Inc.
                                    320 Broadhollow Road
                                    Farmingdale, New York 11735

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                           with a copy to:

                                    Koerner Silberberg & Weiner, LLP
                                    112 Madison Avenue, 3rd Floor
                                    New York, New York 10016

         (b)      if to Compact Disc to:

                                    Compact Disc Packaging
                                    320 Broadhollow Road
                                    Farmingdale, New York 11735

         (c)      if to Kassel to:

                                    David Kassel
                                    145 West 67th Street, Apt. 40D
                                    New York, New York 10023

         (d)      if to Gillings to;

                                    Robert Gillings
                                    7423 Ridge Boulevard
                                    Brooklyn, New York 11209

         (e)      if to Cowan to:

                                    David Cowan
                                    553 8th Street, Apt. 3L
                                    Brooklyn, New York 11215


12.      ASSIGNMENT; PARTIES IN INTEREST

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

13.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

14.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.      INTERPRETATION

         The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

16.      ENTIRE AGREEMENT

         This Agreement, including the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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         IN WITNESS WHEREOF, Compact Disc, IPT and the Shareholders have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        Compact Disc Packaging Corp.


                                        By: /s/ David L. Kassel
                                           -------------------------------
                                           David Kassel, President


                                        International Plastic Technologies, Inc.


                                        By: /s/ Andrew Franzone
                                           -------------------------------
                                           Andrew Franzone, President



                                        /s/ David L. Kassel
                                        ------------------------------------
                                        David Kassel

                                        /s/ Robert Gillings
                                        ------------------------------------
                                        Robert Gillings

                                        /s/ David Cowan
                                        ------------------------------------
                                        David Cowan

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                     AMENDMENT NO. 1 TO THE AGREEMENT AND
                  PLAN OF REORGANIZATION AMONG INTERNATIONAL
                        PLASTIC TECHNOLOGIES, INC. AND
                         COMPACT DISC PACKAGING CORP.


         This Amendment, effective as of December 24, 1998, by and among International Plastic Technologies, Inc., now known as International Smart Sourcing, Inc. ("ISS"), Compact Disc Packaging Corp. ("CDP"), David Kassel and David Cowan.


         WHEREAS, ISS, CDP, David Kassel, Robert Gillings and David Cowan entered into an Agreement and Plan of Reorganization dated as of the day immediately preceding the effective date of the initial public offering of ISS (the "Agreement"); and


         WHEREAS, Robert Gillings is no longer a shareholder of ISS; and


         WHEREAS, it is the desire of the parties hereto to amend the Agreement to change the effective date of the Agreement and remove Robert Gillings from the Agreement.


         NOW THEREFORE, in consideration of the premises and the mutual covenants and the terms and conditions set forth in this Amendment, the parties hereto agree as follows:


         1. Capitalized terms herein shall have the meaning ascribed to them in the Agreement.

         2. The Agreement is amended to change the effective date of the Agreement to December 24, 1998.

         3. The Agreement is further amended to remove all references to Robert Gillings from the Agreement and change the chart "Exchange of Shares" set forth in Paragraph 2 to substitute the following:


                             No. of Shares of         No. of Shares of IPT
    Shareholder                Compact Disc               to be Issued

      Kassel                       500                      400,000
       Cowan                        50                       45,000

         4. The Agreement is further amended to change the name of International Plastic Technologies, Inc. to International Smart Sourcing, Inc.

         5. Except as specifically amended above, the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

         6. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered on the date first above written.


                                          Compact Disc Packaging Corp.



                                          By: /s/ David Kassel
                                             ---------------------------
                                              David Kassel, President



                                          International Smart Sourcing, Inc.



                                          By: /s/ Andrew Franzone
                                             ---------------------------
                                             Andrew Franzone, President


                                          /s/ David Kassel
                                          ------------------------------
                                          David L. Kassel


                                          /s/ David Cowan
                                          ------------------------------
                                          David Cowan